Moody National REIT II, Inc. 8-K

Exhibit 99.1

FOR IMMEDIATE RELEASE

Moody National REIT II Acquires Seattle Marriott Springhill Suites

(Houston, TX, May 31, 2016) – Moody National REIT II, Inc. announced that it acquired the Marriott SpringHill Suites Hotel (“SpringHill Suites Seattle”) in Seattle, Washington for $74.1 million, excluding closing costs.

Located on the southeast corner of Stewart Street and Yale Avenue in downtown Seattle, the 234 room select-service Springhill Suites Seattle sits in one of the city’s major transportation routes with ready access to the corporate homes of Amazon, Microsoft, Nordstrom and REI. The hotel is located near Puget Sound and is walking distance to the Seattle Space Needle.

The Springhill Suites Seattle is positioned to benefit from Seattle’s demand from both business and leisure travelers. Due to its geographic location, Seattle is a national hub for manufacturing, technology industries, international business, trade and tourism, and is the home to Starbucks and Costco. According to Forbes magazine, Seattle was ranked as the number one best city for jobs in 2015.

About Moody National REIT II, Inc.

Moody National REIT II, Inc. is a publicly registered, non-listed REIT that acquires select-service hotels in major markets across the United States. Moody National REIT II, Inc. is sponsored by Moody National REIT Sponsor, LLC, an affiliate of the Moody National Companies, a full-service commercial real estate company that includes mortgage, development, management, realty, title and insurance divisions. Founded in 1996, Moody National Companies has managed over $2 billion in commercial real estate.

This press release contains certain forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in Moody National REIT II, Inc.’s reports filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES.